INDEMNIFICATION AGREEMENT


         THIS AGREEMENT entered into this 10th day of March, 1997, by and between Guthrie Federal Savings Bank, a federally chartered stock savings bank, duly organized and existing under the laws of the United States of America (the "BANK"), with its principal place of business situated in Guthrie, Logan County, Oklahoma, and James V. Seaman, William L. Cunningham, Keith Camerer, Alvin R. Powell, Jr., and H. Stephen Ochs, (collectively referred to as the "Directors"), and William L. Cunningham, H. Stephen Ochs, Kathleen Warner, Deborah K. Bozarth, Kimberly Walker, Colleen Freeman (collectively referred to as the "Officers", and individually as "Officer").

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto do hereby agree as follows:

         1. DEFINITION. For purposes of this Agreement, the following terms shall have the following meaning:

         a) Qualified Action. The term "qualified action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

         b) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

         c) Final Judgment. The term "final judgment" means a judgment, decree or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

         d) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

         References in this section to any individual or other persons, including any association, shall include legal representatives, successors, and assigns thereof.

         2. INDEMNITY. The BANK, in consideration of, and as an inducement to the Directors to serve on the BANK'S Board of Directors, and to the Officers of the BANK for their service, subject to the terms and conditions of this Agreement, agrees to indemnify and hold harmless the Directors and Officers from and against liability for the following:

         a) Any amount for which a Director or Officer, becomes liable under a judgment in a qualified action; and

         b) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by a Director or Officer in defending or settling a qualified action, or in enforcing his or her rights under this Agreement if he or she attains a favorable judgment in such qualified enforcement action.



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         c) The BANK shall have the power to  indemnify  any Director or Officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he/she is or was a director of the BANK, against expenses (incurred but not limited to attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the BANK, and, with respect to any criminal action or proceeding had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed o the best interest of the BANK, and with respect to any criminal action or proceeding, has reasonable cause to believe that his/her conduct was unlawful.

         d) The BANK shall have the power to indemnify any Director or Officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the BANK to procure a judgment in its factor by reason of the fact that he/she is or was a director of the BANK, against expenses (including but not limited to attorney fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the BANK and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Director shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication or liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         3. CONDITIONS PRECEDENT. THE BANK shall indemnify a Director or Officer as provided herein, only if:

         a) Final judgment on the merits is entered in favor of the Director or Officer seeking indemnification; or

         b)       In case of:

                  1)       Settlement,
                  2)       Final judgment against him or her, or
                  3) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested Directors of the BANK determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could have believed under the circumstances was in the best interests of the BANK or its depositors or shareholders.


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         c) Any indemnification  under subsections (a) or (b) (unless ordered by a court) shall be made by the BANK only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances because he/she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who
were  not  parties  to  such  action,  suit  or  proceedings,   or  (2)  by  the
shareholders.

         d) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         4. INSURANCE. The BANK may obtain insurance to protect it and its Directors and Officers from potential losses arising from claims against either of them for alleged wrongful acts, or wrongful acts, committed in their capacity as Directors or Officers. However, no right exists to secure insurance providing for payment of losses of any Director or Officer incurred as a consequence of his or her willful or criminal misconduct.

         5. PAYMENT OF EXPENSES. If a majority of the Directors of the BANK conclude that, in connection with a qualified action, a Director or Officer ultimately may become entitled to indemnification under this Agreement, the Directors or Officers may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such qualified action. Nothing in this paragraph shall prevent the Directors or Officers of the BANK from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the BANK. Prior to making any advance payment of expenses under this paragraph, the BANK shall obtain a written agreement from the affected Director or Officer that the BANK will be repaid if the Director or Officer on whose behalf payment is made is later determined not to be entitled to such indemnification. The BANK may also require an undertaking of the Director or Officer by or on behalf of the Director or Officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the BANK as provided in this Agreement.

         6. EXCLUSIONS. A Director or Officer shall not be entitled to indemnification in connection with any action, suit, or proceeding, arising out of or relating to conduct of the director or Officer which constitutes:

         a) A breach of the Director's or Officer's duty of loyalty to the BANK or its shareholders;

         b) An act or omission not in good faith or which involves intentional misconduct or a violation of law; or

         c)  Any  transaction   from  which  the  Director  or  Officer  seeking
indemnification derived an improper personal benefit.


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         7.       REGULATORY LIMITATIONS.

         a) Notwithstanding anything herein to the contrary, no indemnification shall be made in accordance with this Agreement unless the BANK gives the Office Of Thrift Supervision ("OTS") at least 60 days' notice of its intention to make such indemnification in accordance with OTS regulations at 12 CFR 545.121. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board of Directors shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Regional Director of the OTS advises the BANK in writing, within such notice period, of its objection thereto.

         (b)   Notwithstanding    anything   herein   to   the   contrary,   the
indemnification provided for in accordance with this Agreement is subject to and qualified by the limitations as contained at 12 U.S.C. 1821(k).

         8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of such together shall constitute one and the same instrument.

         9. HEADINGS AND CONSTRUCTION. The headings contained in this Agreement are inserted for convenience only, and shall not constitute a part hereof.

         10. BINDING EFFECT. This agreement shall be binding upon all parties signatory hereto and their respective heirs, legal representatives, successors and assigns.

         11. INVALIDITY. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. ENTIRE PURCHASE CONTRACT. This Agreement constitutes the entire Agreement between the parties hereto and supersedes any and all prior and contemporaneous negotiations, agreements and understandings between the parties hereto pertaining to the subject matter hereof.

         13. EXAMINATION. The parties' signatory hereto hereby state and acknowledge that they have heretofore examined, reviewed and inspected all books, records, documents and related data regarding the BANK. Pursuant to such exercise, each party's signatory hereto states and acknowledges that it is satisfied in all respects regarding the assets, liabilities, claims, rights, duties and business affairs of the BANK. Each of the undersigned further acknowledges that he/she has read this Agreement, understands the contents thereof, and has had the opportunity for an independent attorney of his/her choosing who is not a party hereto, to review this Agreement on his/her behalf and has been advised accordingly by such independent attorney.

         14. GOVERNING LAW. It is agreed between the parties hereto that this Agreement shall be construed by the laws of the State of Oklahoma, except to the extent that federal law shall be deemed to preempt such state law.


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